UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 27, 2006

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-14049	No. 06-1506026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1499 Post Road
Fairfield, Connecticut		06824
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 319-4700

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 27, 2006, IMS Health Incorporated (the “Company”) issued and sold $150,000,000 aggregate principal amount of 5.55% Senior Notes, Series 2006-A, due April 27, 2016 (the “Notes”), pursuant to the Master Note Purchase Agreement, dated April 27, 2006, among the Company and the purchasers of the Notes (the “Agreement”).  The proceeds of the sale of the Notes will be used for general corporate purposes, which may include, among other things, repayment of debt.  The sale of the Notes was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof, as there was no public offering of the Notes.  The payment obligations of the Company may be accelerated in certain circumstances in case of an event of default under the Agreement.

A copy of the Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1         Master Note Purchase Agreement, dated April 27, 2006, among IMS Health Incorporated, The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account, Metropolitan Life Insurance Company, MetLife Investors Insurance Company, MetLife Investors USA Insurance Company and The Travelers Life and Annuity Reinsurance Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED (Registrant)

By:
/s/ Robert H. Steinfeld
	Name:	Robert H. Steinfeld
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: May 2, 2006

EXHIBIT INDEX

99.1         Master Note Purchase Agreement, dated April 27, 2006, among IMS Health Incorporated, The Northwestern Mutual Life Insurance Company, The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account, Metropolitan Life Insurance Company, MetLife Investors Insurance Company, MetLife Investors USA Insurance Company and The Travelers Life and Annuity Reinsurance Company.